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                                                                      Exhibit 14

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Combined Prospectus and Proxy Statement and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 1 to the Registration Statement on Form N-14 (the "Registration Statement") of our report dated October 15, 2001, relating to the financial statements and financial highlights appearing in the August 31, 2001 Annual Reports to Shareholders of Liberty Intermediate Government Fund and Liberty Federal Securities Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and "Independent Accountants of the Funds" in the Statement of Additional Information of Liberty Intermediate Government Fund and Liberty Federal Securities Fund dated January 1, 2002, which have also been incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
August 21, 2002